EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Synopsys, Inc.:

We consent to the incorporation by reference in registration statements (Nos. 333-75638 and 333-67184) on Form S-4 and (Nos. 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-71056, 333-50947, 333-77000, 333-97317, 333-97319, 333-99651, 333-100155, 333-103418, 333-103635, 333-103636, 333-106149 and 333-108507) on Form S-8 of Synopsys, Inc. of our report dated November 24, 2003, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2003, which report appears in this annual report on Form 10-K of Synopsys, Inc.

Our report contains an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets, effective November 1, 2002.

/s/ KPMG LLP

Mountain View, California

January 29, 2004